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                                                                    Exhibit 99.8


                     CONSENT OF PERSONS TO BECOME DIRECTORS

     The undersigned hereby consents to the inclusion of his name in this Registration Statement on Form S-1 (File No. 333-39350) as a person to become a director of Ribapharm Inc. upon the consummation of the offering contemplated by this Registration Statement on Form S-1.

January 2, 2002


                                        /s/ Mark Taylor
                                        ----------------



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